Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL BANK HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-0563799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7800 East Orchard Road, Suite 300

Greenwood Village, Colorado 80111

(Address of principal executive offices) (Zip Code)

National Bank Holdings Corporation 2026 Inducement Plan

(Full title of the plan)

G. Timothy Laney

Chairman and Chief Executive Officer

National Bank Holdings Corporation

7800 East Orchard Road, Suite 300

Greenwood Village, Colorado 80111

(303) 892-8715

(Name, address and telephone number, including area code, of agent for service)

Copy To:

Mark F. Veblen

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with the new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified in Part I will be delivered in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act.  Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Commission are incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 25, 2025 (the “Annual Report”);

2.	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, filed on April 30, 2025, June 30, 2025, filed on August 5, 2025, and September 30, 2025, filed on October 29, 2025;

3.	The Company’s Current Reports on Form 8-K filed on January 22, 2025 (but only those portions deemed to be filed), April 22, 2025 (but only those portions deemed to be filed), April 30, 2025, May 5, 2025, July 21, 2025, July 22, 2025 (but only those portions deemed to be filed), August 4, 2025, September 18, 2025, October 21, 2025 (but only those portions deemed to be filed), October 29, 2025, December 23, 2025, January 7, 2026 and January 27, 2026 (but only those portions deemed to be filed);

4.	The information in the Company’s Definitive Proxy Statement on Schedule 14A, filed on March 28, 2025, that is incorporated by reference into the Company’s Annual Report; and

5.	The description of the Common Stock, which is included as Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 26, 2020, and any amendments, reports or other filings filed with the Commission for the purpose of updating that description.

All reports and other documents subsequently filed by the Company pursuant to Sections13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item7.01 of Form 8-K, including any exhibits included with such information that are related to such items) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to provide in its certificate of incorporation that a director or certain officers of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. NBHC’s second amended and restated certificate of incorporation provides that, to the full extent that the DGCL permits the limitation or elimination of the liability of directors, a director will not be liable to the Company or its stockholders for monetary damages for conduct as a director.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding; provided that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in NBHC’s bylaws, NBHC shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the board.

In addition, NBHC’s second amended and restated certificate of incorporation provides that NBHC must indemnify its directors and officers to the fullest extent authorized by law. NBHC is also expressly required to advance certain expenses to its directors and officers and carry directors’ and officers’ insurance providing indemnification for its directors and officers for some liabilities. NBHC believes that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

NBHC has also entered into indemnification agreements with each of its directors and certain officers. The indemnification agreements provide, among other things, for indemnification to the fullest extent permitted by law and NBHC’s second amended and restated certificate of incorporation and bylaws against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with NBHC’s approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of NBHC’s indebtedness, and (iii) any liabilities incurred as a result of acting on behalf of NBHC (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements also provide for the advancement or payment of expenses to the indemnitee and for reimbursement to NBHC if it is found that such indemnitee is not entitled to such indemnification under applicable law and NBHC’s second amended and restated certificate of incorporation and bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling NBHC pursuant to the foregoing provisions, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.	EXHIBITS.

The information required by this Item is set forth in the “Exhibits Index” that precedes the signature page of this Registration Statement and is incorporated herein by reference.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to NBHC’s Form S-1 Registration Statement (Registration No. 333-177971), filed August 22, 2012)

3.2	Second Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to NBHC’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, filed November 7, 2014)

4.1	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to NBHC’s Form S-1 Registration Statement (Registration No. 333-177971), filed on August 22, 2012)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (included in the signature page to this Registration Statement)

99.1	National Bank Holdings Corporation 2026 Inducement Plan

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 30th day of January, 2026.

National Bank Holdings Corporation

By:	/s/ G. Timothy Laney
G. Timothy Laney
Chairman and Chief Executive Officer

POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENT: Each of the undersigned directors has made, constituted, and appointed, and does hereby make, constitute, and appoint G. Timothy Laney and Nicole Van Denabeele, and each of them, with full power to act without the other, such director’s true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, in such director’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement permitted by Rule 462 under the Securities Act of 1933, and to file the same with the SEC, with full power and authority to perform and do any and all acts and things whatsoever that any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the matters described in this paragraph, as fully as such director might or could do if personally present and acting and as fully as NBHC might or could do by a properly authorized agent.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Timothy Laney	Chairman and Chief Executive Officer (Principal Executive Officer)	January 30, 2026
G. Timothy Laney
/s/ Nicole Van Denabeele	Chief Financial Officer (Principal Financial Officer)	January 30, 2026
Nicole Van Denabeele
/s/ Emily Gooden	Chief Accounting Officer and Investor Relations Director (Principal Accounting Officer)	January 30, 2026
Emily Gooden

/s/ Ralph W. Clermont	Director	January 30, 2026
Ralph W. Clermont

/s/ Robert E. Dean	Director	January 30, 2026
Robert E. Dean

/s/ Robin A. Doyle	Director	January 30, 2026
Robin A. Doyle

Signature	Title	Date

/s/ Alka Gupta	Director	January 30, 2026
Alka Gupta

/s/ Fred J. Joseph	Director	January 30, 2026
Fred J. Joseph

/s/ Kirk A. McLaughlin	Director	January 30, 2026
Kirk A. McLaughlin

/s/ Patrick G. Sobers	Director	January 30, 2026
Patrick G. Sobers

/s/ Micho F. Spring	Director	January 30, 2026
Micho F. Spring

/s/ Art Zeile	Director	January 30, 2026
Art Zeile